POWER OF ATTORNEY Know all by these presents that the undersigned hereby constitutes and appoints Joseph Colella and Jordan Kobb, each of them acting singly, with full power of substitution and revocation, the undersigned's true and lawful attorney-in-fact and authorized representative to: (1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain, maintain, manage or update the undersigned's EDGAR access and EDGAR account, including through EDGAR Next; (2) act as an account administrator for the undersigned's EDGAR account, including appointing, removing and replacing account administrators, users, technical administrators and delegated entities; maintaining and updating the undersigned's EDGAR account information; generating, resetting and using the undersigned's CIK confirmation code; making annual confirmations; and taking any other action contemplated by Regulation S-T or the EDGAR Filer Manual in connection with the undersigned's EDGAR account; (3) execute for and on behalf of the undersigned, in the undersigned's capacity as an Officer of ENTEGRIS, INC. (the Company), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, Form 144 under the Securities Act of 1933, and any other forms or reports the undersigned may be required or permitted to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company; (4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, Forms 3, 4, or 5, Form 144 or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned, and are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, Rule 144 under the Securities Act of 1933 or any other applicable securities law requirement. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 or Form 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 3, 2026. ______________________ Robert Bruggeworth Robert Bruggeworth